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                            EMPLOYMENT AGREEMENT

     This Employment Agreement ("Agreement") is made this 28th day of April 1999 between COMMUNICATION TELESYSTEMS INTERNATIONAL d/b/a WorldxChange Communications, a California Corporation, having its principal office at 9999 Willow Creek Road, San Diego, California 92131, (hereinafter referred to as "CTS" or "Company") and WILLIAM MOSKOWITZ (hereinafter referred to as "Employee").

     In consideration of the mutual promises of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. EMPLOYMENT: CTS hereby agrees to hire Employee as an employee of CTS, commencing on May 24, 1999 (the "Commencement Date").

     2. GENERAL DUTIES OF EMPLOYEE: Employee shall have the title of Chief Information Officer of CTS. Employee shall perform such duties as requested by CTS and, upon request, serve on the Board of Directors of CTS and/or its subsidiaries and affiliates.

     3. CONDUCT OF EMPLOYEE: Employee shall use his best efforts to promote the interests of CTS and shall refrain from any acts which may adversely affect the reputation or business of CTS. Employee shall adhere to all laws and ethical standards applicable to his conduct as an Employee for CTS, shall abide by and observe all rules, regulations and policies of CTS presently in effect and any amendments and additions thereto made from time to time and shall perform in a manner consistent with generally accepted procedures for his profession.

     4. COMPENSATION: As Employee's sole and complete compensation, CTS will pay to Employee, subject to the conditions and limitations set forth in this Agreement and all applicable withholding requirements and authorized deductions, the following compensation:

          (a) SALARY: CTS shall pay Employee a salary of One Hundred Seventy Thousand Dollars ($170,000.00) per year.

          (b) HEALTH INSURANCE: Employee shall participate in such medical programs or plans that are generally available to employees of CTS.

          (c) VACATION: Employee shall receive fifteen (15) days of paid vacation per year.

          (d) DUAL LIVING ALLOWANCE: Employee shall receive a dual living allowance of Two Thousand Dollars ($2,000.00) per month during the first four
(4) months of his employment with CTS.

          (e) MOVING REIMBURSEMENT: Company shall reimburse Employee for the actual and reasonable moving and relocation expenses incurred in connection with his relocation to the San Diego, California area, not to exceed Ten Thousand Dollars ($10,000.00).

          (f)   BONUS PROGRAM   Employee shall receive consideration for
quarterly bonuses of Ten Thousand Six Hundred Twenty Five Dollars
($10,625.00) per calendar quarter during the first year of Employee's employment. The bonus shall be based upon the Company's assessment of Employee's performance, including

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performance objectives to be discussed between Employee and his immediate supervisor. The determination as to whether Employee has earned this bonus shall be in the sole and absolute discretion of the Company, the Company shall not have any liability under any circumstances in the event that Employee fails to receive any bonus payment(s).

     5. RECORDS TO REMAIN PROPERTY OF CTS: All records of CTS, and its subsidiaries, all records pertaining or relating to clients of CTS and its subsidiaries, and all records and documents prepared or generated by Employee, CTS or any other person or entity in connection with the performance of Employee under this Agreement, including but not limited to account cards, invoice copies, customer lists, leads and all documents containing the names or addresses of or information relating to clients who have done business with CTS, or its subsidiaries are and shall remain the property of CTS at all times during the term of Employee's employment with CTS, and after termination of such employment for any reason. None of such records, nor any part of them may be used by Employee either in original form or in computerized, duplicated, or copied form except for the purpose of conducting the business of CTS and the names, addresses, and other information and data in such records are not to be transmitted verbally, in writing, or in computerized form by Employee except in the ordinary course of conducting business for CTS. All of said records or any part of them are the sole proprietary information of CTS and shall be treated by Employee as confidential information of CTS. In the event of the termination of Employee's employment with CTS for any reason, Employee shall return to CTS all such records and any copies or summaries thereof in computerized, duplicated, copied or any other form.

     6. LIMITATIONS ON EMPLOYEE'S USE OF PROPRIETARY INFORMATION: Employee shall not at any time, or in any manner, directly or indirectly divulge, disclose or communicate to any other person, firm or corporation, nor shall Employee use for his own benefit other than in connection with the performance of Employee's duties under this Agreement: (i) any of the names, addresses, telephone numbers of or other data relating to clients of CTS, prospective customers of CTS or persons, firms or corporations to whom Employee may have provided services in his capacity as a representative of CTS or to whom other representatives of CTS have provided such services at any time; (ii) any of the records or documents referred to in Paragraph 5 of this Agreement; or (iii) any other information acquired by Employee as a consequence of his employment with CTS.

     7. INVENTIONS: All improvements, discoveries, inventions, designs, documents or other data related to the Company's business (whether or not deemed patentable) conceived, developed, made, perfected, acquired, or first reduced to practice, in whole or in part, during off-duty hours and away from the Company's premises as well as in the regular course of employment by Employee during development and research, of the Company or its subsidiaries and affiliates shall be promptly disclosed to the Company, and Employee shall hereby assign and transfer his right, interest and title thereto and such improvements, discoveries, inventions, designs, documents, or other data shall become the property of the Company. During the term of Employee's employment and anytime thereafter, upon request of the Company, Employee will join and render assistance in any proceedings, and execute any papers necessary to file and prosecute applications for, and to acquire, maintain and enforce letters, patent, trademarks, registrations and/or copyrights, both domestic and foreign, with respect to such

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improvements, discoveries, inventions, designs, documents, or other data as required for vesting title to same in the Company. The requirement under this Agreement that Employee assign his rights in inventions shall not apply to an invention that Employee developed entirely on his own time without using the Company's equipment, supplies, facilities, or trade secret information except for those inventions that either: (i) relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company; or (ii) result from any work performed by Employee for the Company.

     8. CUSTOMER SOLICITATION: For a period of one (1) year after the termination of this Agreement for any reason, Employee will not, for himself or on behalf of any other person, firm, partnership or corporation, directly or indirectly call upon or deal with any Customer of CTS or its subsidiaries for the purpose of soliciting or providing to such Customer any products or services which are the same as or substantially similar to those provided to Customers by CTS or its subsidiaries. For the purposes of this Agreement "Customer" shall mean any person or entity who purchased products or services from CTS or its subsidiaries within twelve (12) months prior to the termination of Employee's employment with CTS.

     9. SOLICITATION OF OTHER EMPLOYEES: During the term of this Agreement, and for a period of one (1) year after the termination of this Agreement for any reason, Employee shall not directly or through another person or entity, for himself or on behalf of any other person, firm, partnership or corporation, directly or indirectly seek to persuade any director, officer or employee of CTS, or its subsidiaries, to discontinue that individual's status with CTS, or its affiliates or subsidiaries, or hire, engage as a consultant, or employ any individual who was employed by CTS or its subsidiaries during the preceding twelve (12) months.

     10. COMPENSATION AFTER TERMINATION OF EMPLOYMENT: Except as otherwise expressly provided in this Agreement or in any written option agreement or plan, Employee shall have no further right to salary or any other compensation after termination of Employee's employment with CTS, irrespective of the time, manner or cause of such termination.

     11.  TERMINATION OF EMPLOYMENT:

          (a) EMPLOYEE AND CTS SHALL AT ALL TIMES HAVE THE RIGHT TO TERMINATE EMPLOYEE'S EMPLOYMENT WITH CTS, WITH OR WITHOUT CAUSE, BY ORAL OR WRITTEN NOTIFICATION TO THE OTHER PARTY;

     12. ASSIGNMENT: Neither this Agreement nor any other benefits to accrue hereunder shall be assigned or transferred by Employee, either in whole or in part (except a transfer effective upon the death of Employee of any payments due hereunder), without the written consent of CTS, and any purported assignment in violation hereof shall be void.

     13. CHOICE OF LAW: This Agreement is executed and intended to be performed in the State of California and the laws of the State of California, without regard to choice law principles, shall govern its interpretation and effect.

     14. PARTIAL INVALIDITY: If any term, provision, covenant, or condition of this Agreement is

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held by a Court of competent jurisdiction to be invalid, void or unenforceable, the rest of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. In the event any provision contained in Paragraphs 5, 6, 7, 8, or 9 of this Agreement should ever be deemed to exceed the law in any respect, then the parties hereto agree that such provision shall be amended automatically to provide CTS with the maximum protection permitted by law.

     15. ENTIRE AGREEMENT: This Agreement contains the entire agreement between the parties concerning the subject matter of this Agreement. It supersedes all negotiations, statements, promises, or understandings, if any, made prior to the execution of this Agreement. Any such negotiations, promises, or understandings shall not be used to interpret or constitute this Agreement.

     16. GENDER: As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural number, shall each be deemed to include the others whenever the context so indicates.

     17. OUTSIDE EMPLOYMENT: During the term of Employee's employment with CTS, Employee shall not engage in any other employment or outside business activity without the prior written consent of CTS.

     18. VENUE: The venue of any civil action, arbitration or other legal proceeding between Employee, on one hand, and CTS and/or its officers, directors and employees, on the other hand, arising out of or relating to this Agreement, the employment of Employee by CTS, the termination of Employee's employment with CTS, or any other dealings between Employee and CTS, lies only in San Diego, California, and Employee and CTS waive any right they may have under any statute or law to cause such action or proceeding to be transferred to any other venue.

     19. AMENDMENT AND WAIVER: The terms of this Agreement may be amended, modified or eliminated, or the observance or performance of any term, covenant or provision herein may be omitted or waived (either generally or in a particular instance, and either prospectively or retroactively) only by a writing signed by Employee and CTS. The waiver by CTS of any breach by Employee of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

     20.  SURVIVAL OF PROVISIONS: The provisions contained in Paragraphs 5,
6, 7, 8, 9, 18 and 24 of this Agreement, and the other provisions hereof to the extent applicable, shall survive the termination of Employee's employment with CTS.

     21. INUREMENT: This Agreement shall be binding upon and inure to the benefit of all heirs, assigns (to the extent permitted) and successors in interest of the parties hereto.

     22. HEADLINES AND CONSTRUCTION: Both parties have cooperated in the drafting of this Agreement, which shall not be construed against either party. The titles and headlines herein are for convenience only and shall not be used to interpret this Agreement.

     23. EFFECTIVE DATE: This Agreement shall be effective as of the date written on the first page hereof.

     24. ARBITRATION: Any claim or controversy arising out of or relating to this Agreement or any dealings between Employee, on one hand, and CTS and/or CTS' officers, directors, employee or agents, on the

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other hand, shall be settled before J.A.M.S/ENDISPUTE ("JAMS") in accordance with the then obtaining Comprehensive Arbitration Rules and Procedures of JAMS, as modified herein. The arbitrator may not limit, expand or otherwise modify the terms of this Agreement. The award in such arbitration proceeding may be entered in any Court of competent jurisdiction specified in paragraph 18 of this Agreement.

               IT IS SO AGREED:

                         THIS IS A BINDING LEGAL AGREEMENT WHICH SETS FORTH THE TERMS AND CONDITIONS OF YOUR EMPLOYMENT, INCLUDING COMPENSATION MATTERS. READ THIS AGREEMENT CAREFULLY BEFORE SIGNING IT.

                         THIS AGREEMENT ALSO CONTAINS AN ARBITRATION
                         AGREEMENT, WHICH YOU SHOULD STUDY CAREFULLY.
                         ARBITRATION IS GENERALLY FINAL AND BINDING ON THE PARTIES. BY AGREEING TO ARBITRATION, YOU ARE WAIVING YOUR RIGHT TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL. PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDINGS. ADDITIONALLY, THE ARBITRATORS' AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR SEEK MODIFICATION OF RULINGS BY THE ARBITRATORS IS STRICTLY LIMITED.


                         EMPLOYEE:


                         /s/ William A. Moskowitz
                         ------------------------------
                                 (Signature)



                         WILLIAM MOSKOWITZ
                         ------------------------------
                                 (Print Name)



                         CTS:

                         Communication TeleSystems International


                         By: /s/ Edward S Soren
                             --------------------------

                         Its: Executive Vice President
                             --------------------------





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